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Exhibit 10.15






                               DEPOSIT TRANSFER
                        AND ASSET PURCHASE AGREEMENT

                                    between

                                ROOSEVELT BANK

                                      and

                            ALLEGIANT BANCORP, INC.







                               Dated:  May 8, 1997


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             DEPOSIT TRANSFER AND ASSET PURCHASE AGREEMENT
             ---------------------------------------------


      THIS DEPOSIT TRANSFER AND ASSET PURCHASE AGREEMENT, dated as of May 8, 1997 (this "Agreement"), is made by and between ROOSEVELT BANK, a federal stock savings bank having its principal place of business at 900 Roosevelt Parkway, Chesterfield, Missouri 63017 (the "Seller") and Allegiant Bancorp, Inc., A Missouri corporation having its principal place of business at 7801 Forsyth Boulevard, St. Louis, Missouri 63105 (the "Buyer").

                                   RECITALS

      A. The Seller operates a branch office at 236 East Booneslick Road, Warrenton, Missouri 63383 (the "Branch Office").

      B. The Seller desires to transfer to the Buyer, and the Buyer desires to accept the transfer from the Seller of, certain assets, liabilities, duties, responsibilities and obligations of the Seller directly attributable to the Branch Office.

      NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Certain Defined Terms.  As used in this Agreement, the following terms
      ----------------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      1.1  "Agreement" shall mean this Deposit Transfer and Asset Purchase
           -----------
Agreement by and between the Buyer and the Seller and any amendments hereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

      1.2  "Book Value" with respect to any Seller liability or asset shall
           ------------
mean the dollar amount of such liability or asset reflected on the financial records of the Seller as of the Closing Date on an unconsolidated basis (exclusive of any reserves). These dollar amounts shall be further adjusted for any differences in accounts, suspense items, unposted debits and credits and other similar adjustments and corrections, all as reflected on the Records of the Seller as of the Closing Date.

      1.3  "Business Day" shall mean a day on which the Buyer is open for
           --------------
business and which is not a Sunday or legal bank holiday.

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      1.4  "Closing" shall mean the consummation of the transactions
           ---------
contemplated by this Agreement on the Closing Date.

      1.5  "Closing Date" unless otherwise agreed to by the Parties in
           --------------
writing, shall mean the date advised by the Seller to the Buyer, but not earlier than the first day (and no later than the 90th day) following the date on which all conditions set forth in Article XI hereof have been satisfied and no later than December 31, 1997.

      1.6  "Deposit" shall mean a deposit as defined in and within the meaning
           ---------
of Section 3(1) of the FDI Act, as amended, 12 U.S.C. Section 1813(l), including, without limitation, (a) accrued interest, fees and charges payable to the holders thereof; and (b) all uncollected items included in the depositors' balances and credited on the Records of the Seller; provided that
                                                                -------- ----
the term "Deposit" shall not include all or any portion of those deposit balances (a) that may be required, in the discretion of the Seller, to satisfy it for any liquidated or contingent liability of a depositor arising from an unauthorized or unlawful transaction, or (b) of any Person obligated on any loan of the Seller which (1) has been charged off, in whole or in part, the Records of the Seller as of the Closing Date, (2) is required to be charged off, in whole or in part, the Records of the Seller on or before the Closing Date in accordance with written instructions of the appropriate regulatory authority, whether or not any such assets have been charged off the Records of the Seller as of the Closing Date, or (3) is past due as of the Closing Date.

      1.7  "Fixtures" shall mean those improvements, additions, alterations
           ----------
and installments constituting all or a part of the Owned Branch Premises as of the Closing Date.

      1.8  "Furniture and Equipment" shall mean all furniture and equipment
           -------------------------
(except as noted on Schedule 1.8) that is owned or leased by the Seller and
                    ------------
located on the Owned Branch Premises including, without limitation, those items listed on Schedule 1.8.
                ------------

      1.9  "Owned Branch Premises" shall mean the real property described on
          ------------------------
Schedule 1.9 together with the buildings and improvements thereon.
------------

      1.10  "Party" shall mean either the Buyer or the Seller, and "Parties"
            -------                                                ---------
shall mean the Buyer and the Seller.

      1.11  "Person" shall mean any individual, corporation, partnership,
            --------
joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      1.12  "Record" or "Records" shall mean any and all records of the
            --------    ---------
Seller, including, without limitation, all papers, microfiche, microfilm and computer records (including, but not limited to, magnetic tape, disc storage, card forms and printed copy), generated or maintained by the Seller in respect of and relating solely to the Branch Office and in the possession of the Seller on the Closing Date.

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                                  ARTICLE II

                                   DEPOSITS

      2.1  Payment; Availability of Deposits.  On the Closing Date, the Seller
           ---------------------------------
hereby agrees to transfer to the Buyer, and the Buyer hereby agrees to assume, pay, discharge and perform all liabilities, duties, responsibilities and obligations of the Seller in respect of, the Deposits of the Seller directly attributable to the Branch Office (collectively, the "Transferred Deposits"), which Transferred Deposits shall include those Deposits listed on Schedule 2.1
                                                                  ------------
and all Deposits made at the Branch Office from the date of such Schedule 2.1
                                                                 ------------
to and including the Closing Date. The Buyer agrees to open an account in the name of each respective depositor in an amount equal to the Transferred Deposit of such depositor and containing terms and conditions which are the same as were applicable to the Transferred Deposit prior to the assumption thereof by the Buyer pursuant hereto. From and after the Closing Date, the Buyer agrees to commence payment of or otherwise make available to each such depositor such Transferred Deposit in accordance with the terms and conditions applicable to such Transferred Deposit.

      2.2  Interest on Transferred Deposits.  From and after the Closing Date,
           --------------------------------
the Buyer hereby agrees to pay interest that has accrued and/or will accrue from and after the Closing Date on all Transferred Deposits in accordance with the terms and conditions of each written agreement relating to each such Deposit (the "Deposit Agreement") or, if not otherwise prescribed in writing, at the rate, if any, in effect at the Branch Office for such Deposit as of the Closing Date. This Section 2.2 is not intended to be construed as a limitation of the Buyer's ability to change the terms and conditions of the Deposit Agreement so long as such change (a) is not in violation of the terms and conditions of the Deposit Agreement, (b) is not effective until after the Closing Date and (c) is in accordance with all applicable federal and state laws, rules and regulations, including, without limitation, those governing advance customer notification.

      2.3  Secured Deposits.  Transferred Deposits constituting public monies
           ----------------
secured and perfected by a pledge of securities or other assets of the Seller, if any, shall be transferred to the Buyer on the Closing Date, and the Buyer shall substitute securities or other assets of the Buyer to secure such Deposits in the manner required by law and/or any agreement, instrument or other document entered into between the Seller and the depositor thereof. The Seller shall retain, and the Buyer shall cooperate with the Seller in securing the release of, all securities and other assets of the Seller securing such Transferred Deposits.


                                  ARTICLE III

                                     ASSETS

      3.1   Assets Purchased.  On the Closing Date, the Buyer shall purchase
            ----------------
from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to the Buyer, except as otherwise provided in Section 3.2 hereof, all right, title and interest of the Seller in and to each of the following assets of the Seller directly attributable to the Branch Office and appearing on the

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Records of the Seller as of the Closing Date (collectively, the "Transferred
Assets"):

            (a) All Owned Branch Premises, Fixtures, Furniture and Equipment described in Schedule 1.8. and Schedule 1.9, excepting those certain items of
             ------------      ------------
Furniture and Equipment, if any, which are expressly noted on Schedule 1.8 to
                                                              ------------
be retained by the Seller;

            (b) All overdrafts (including overdrafts made pursuant to any overdraft protection plan of the Seller) on the accounts associated with the Transferred Deposits identified in Section 2.1;

            (c) Safekeeping business, if any, attributable to the Branch Office on the terms and conditions set forth in Section 5.3.

            (d) Safe Deposit Boxes and Safe Deposit Box business attributable to the Branch Office, on the terms and conditions set forth in Section 5.4.

            (e) (i) those direct consumer and commercial loans (including interest, fees, and charges payable by the obligors thereon) directly attributable to the Branch Office the application for which are made at the Branch Office (the "Branch Office Loans") listed on Schedule 3.1(e) hereto,
                                                    ---------------
(ii) any Branch Office Loans (including interest, fees, and charges payable by the obligors thereon) made between the date of such Schedule 3.1(e) and the
                                                    ---------------
Closing Date and (iii) any reserves for unearned credit insurance premiums with respect to the Branch Office Loans (hereinafter, collectively, the "Transferred Loans").

      3.2   Assets Excluded.  Except as expressly set forth herein, the Buyer
            ---------------
shall not acquire any of the following assets, duties, responsibilities or obligations of the Seller:

            (a) All assets of the Seller not directly attributable to the Branch Office;

            (b)  Any computer software or programs of the Seller;

            (c) All Branch Office loans, if any, (including interest, fees, and charges payable by the obligors thereon) directly attributable to the Branch Office that are listed on Schedules 3.2(c); and

            (d) All items of Furniture and Equipment, if any, expressly noted on Schedule 1.8 to be retained by the Seller.
   ------------

      3.3   Title, Other Warranties.
            -----------------------

            (a) The Seller represents and warrants that on the Closing Date it will be the owner of the Transferred Assets and that such Transferred Assets will be conveyed to the Buyer free and clear of all liens and encumbrances which would materially interfere with the use of the Owned Branch Premises as they are currently being used.

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            (b)  Except as specifically set forth herein, the Seller makes no representations whatsoever, whether express or implied, as to the condition, use, safety or fitness of the Owned Branch Premises, Fixtures, Furniture and Equipment. The Owned Branch Premises, Fixtures, Furniture and Equipment shall be sold "as is, where is."

      3.4   Title Insurance.  The Seller shall obtain and deliver to the Buyer
            ---------------
on the Closing Date or within a reasonable time thereafter a policy of owner's title insurance covering the Owned Branch Premises.

      3.5   Risk of Loss.  If the Owned Branch Premises are damaged or
            ------------
destroyed prior to the Closing Date, and if such damage is not fully repaired to the reasonable satisfaction of the Buyer and the Seller by the Closing Date, then the Buyer shall have the option to either consummate or terminate this transaction. The Buyer shall make such election in writing within 15 days after receipt of written notice of damage or destruction from the Seller. If the Buyer elects to terminate this transaction, then this Agreement shall become null and void and neither party shall have any further liability or obligations hereunder. If the Buyer does not elect to terminate, then the Seller shall assign and transfer to the Buyer on the Closing Date all of the Seller's right, title and interest in and to all insurance proceeds paid or payable to the Seller on account of such damage and the Seller shall have no obligation to repair or restore the Owned Branch Premises.

                                  ARTICLE IV

                                INDEMNIFICATION

      4.1  Buyer's Indemnity.
           -----------------

            (a) The Buyer hereby agrees to indemnify, save and hold harmless the Seller from and against any and all claims, liabilities, costs, expenses and obligations (including, without limitation, reasonable costs and expenses of counsel) arising out of or relating to (1) the Transferred Assets and the Transferred Deposits and any and all liabilities, obligations, requirements and duties with respect thereto arising on and after the Closing Date, (2) the conduct of business by the Buyer at the Branch Office on and after the Closing Date or (3) the failure of the Buyer to comply with any of the terms of this Agreement.

            (b) In the event that the Seller shall receive notice of a claim subject to indemnification pursuant to the preceding Section 4.1(a), the Seller shall notify the Buyer of such claim within 30 business days, and the Buyer shall defend, discharge, satisfy and/or settle such claim at the Buyer's sole cost and expense. In the event that the Buyer shall fail or refuse to defend, discharge, satisfy or settle such claim, the Seller may defend, discharge, satisfy or settle such claim and shall be reimbursed by the Buyer for any and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Seller in respect of such matter.

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      4.2   Seller's Indemnity.
            ------------------

            (a) The Seller hereby agrees to indemnify, save and hold harmless the Buyer from and against any and all claims, liabilities, costs, expenses and obligations (including, without limitation, reasonable costs and expenses of counsel) arising out of or relating to (1) the Transferred Assets and the Transferred Deposits and any and all liabilities, obligations, requirements and duties of the Seller with respect thereto arising prior to the Closing Date, (2) the conduct of business by the Seller at the Branch Office prior to the Closing Date (including failure to perfect collateral as is done by the Seller in the normal course) or (3) the failure of the Seller to comply with any of the terms of this Agreement.

            (b) In the event that the Buyer shall receive notice of a claim subject to indemnification pursuant to the preceding Section 4.2(a), the Buyer shall notify the Seller of such claim within 30 business days, and the Seller shall defend, discharge, satisfy and/or settle such claim at the Seller's sole cost and expense. In the event that the Seller shall fail or refuse to defend, discharge, satisfy or settle such claim, the Buyer may defend, discharge, satisfy or settle such claim and shall be reimbursed by the Seller for any and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Buyer in respect of such matter.

                                   ARTICLE V

                               OTHER AGREEMENTS

      5.1   Agreement with Respect to Data Processing Conversion.  The Parties
            ----------------------------------------------------
agree that each shall use its best efforts to convert the Transferred Deposits and Transferred Assets on the Seller's data processing system to the Buyer's data processing system, such conversion to be effective on the first Business Day following the Closing Date.

      5.2   Agreement with Respect to Buyer's Right to Accept the Transferred
            -----------------------------------------------------------------
Loans.  The Buyer and the Seller agree that up to the Closing Date the Buyer
-----
shall have a continuing right to review all Branch Office loans (except those identified on Schedule 3.2(c)) to determine whether such loans are to be included in the Transferred Loans. The Buyer shall have the right to reject any of such loans so reviewed up to the Closing Date. Such review(s) shall be conducted at a time or times mutually agreeable to the Buyer and the Seller. Up to the Closing Date, the Seller shall advise the Buyer of any new loans or renewed loans made at the Branch Office and shall keep the Buyer advised as to credit issues with respect to any loans.

      5.3   Agreement with Respect to Safekeeping Business.
            ----------------------------------------------

            (a) On the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall accept (1) all right, title and interest of the Seller in and to the safekeeping business of the Seller at the Branch Office including, without limitation, custody of all securities and other items, if any, held by the Seller in safekeeping as the Closing Date, together with all of the Records relating thereto, and (2) any right or benefit with respect thereto from and after the Closing Date.

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            (b)  On the Closing Date, the Buyer shall assume and agree to pay, perform and discharge all of the duties and obligations of the Seller with respect to such securities and other items held in safekeeping.

      5.4   Agreement with Respect to Safe Deposit Business.
            -----------------------------------------------

            (a) On the Closing Date, the Seller shall sell assign, transfer, convey and deliver to the Buyer, and the Buyer shall accept, all right, title and interest of the Seller in and to the Safe Deposit Boxes and related business of the Seller at the Branch Office and any right or benefit with respect thereto from and after the Closing Date.

            (b) On the Closing Date, the Buyer shall assume and agree to discharge, in the usual course of conducting a banking business, all of the duties and obligations of the Seller with respect to all Safe Deposit Boxes and the Safe Deposit Box business of the Seller and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented, subject to the provisions of the rental agreements between the Seller and the respective renters of such boxes.

            (c) Safe Deposit Box rental payments and safe keeping payments (not including late payment fees) collected in advance by the Seller shall be prorated with the Buyer as of the Closing Date. At the Closing Date, the Seller shall pay to the Buyer an amount equal to all key and other deposits paid by customers of the Safe Deposit Boxes, and the Buyer shall be obligated to pay such key deposits to such customers in accordance with their respect Safe Deposit Box agreements.

      5.5   Agreement with Respect to Employee Benefits.  If the Buyer offers
            -------------------------------------------
employment to any of the employees of the Branch Office, such employees may be treated by the Buyer as "New Hires" for all purposes; provided, however, that
(a) such employees shall participate in the medical plan of the Buyer beginning on the Closing Date and continuing through such employees' employment with the Buyer; and (b) such employees, if terminated within 180 days from the Closing Date for any reasons other than for cause, shall be entitled to no less than four week's of such employees' compensation as severance pay. Other than as provided herein, the Buyer shall not be obligated to make any contribution to any plan or program on behalf of such employees, with respect to any period prior to the Closing. Nothing in this
Section is intended, nor shall it be construed, to confer any rights or benefits upon any person other than the Buyer and the Seller.

      5.6   Agreement with Respect to Failure to Obtain Approval of
            -------------------------------------------------------
Regulators.  If any regulatory approval required for the execution and
----------
delivery of, and the performance of all transactions contemplated under, this Agreement is not obtained due to (i) the financial condition of the Buyer or
(ii) the ability of the Buyer to manage the Branch Office; then the Buyer shall pay to the Seller an amount equal to 10% of the Premium within 15 days from the date the Seller is notified by the regulator(s) that approval of the transaction will not be given. Such payment shall be made in accordance with instructions given by the Seller to the Buyer.

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                                  ARTICLE VI

                DUTIES WITH RESPECT TO CUSTOMERS OF THE SELLER

      6.1   Payment of Checks, Drafts and Orders.  The Buyer hereby agrees to
            ------------------------------------
pay all properly drawn checks, drafts and withdrawal orders presented in respect of the Transferred Deposits to the Buyer by mail, over its counters or through clearing, whether drawn on the check or draft forms provided by the Seller or by the Buyer, to the extent that the Transferred Deposit balances standing to the credit of the respective makers or drawers thereof are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Seller with respect to the Transferred Deposits.

      6.2   Notice to Customers.  In accordance with all applicable laws, the
            -------------------
Buyer and/or the Seller, as the case may be, shall give notice to customers of the Seller who hold or own one or more of the Transferred Deposits, Transferred Assets, Transferred Loans, or who otherwise may be affected by the transaction described herein, of the transaction described herein. Such notice shall be given by posting such notice, by advertising in a newspaper of general circulation in the county in which the Seller is located, and by mail directed to the last address shown on the Seller's records for each such customer and shall be in form and substance reasonably acceptable to the Seller. Any additional notices including, but not limited to mailings, advertisements and press releases, that may be given by the Buyer in connection with this transaction shall be in form and substance reasonably acceptable to the Seller.

                                  ARTICLE VII

                          CONSIDERATION AND PAYMENTS

      7.1   Payment Amount.  On the Closing Date, the Seller shall deliver to
            --------------
the Buyer, by wire transfer of immediately available funds, an amount equal to the Payment Amount calculated in accordance with Schedule 7.1. All amounts
                                                 ------------
shown on Schedule 7.1 are taken from the books and records of the Branch
         ------------
Office as of March 31, 1997, and the Buyer acknowledges and agrees that except for the amount of premium for Transferred Deposits as shown on Schedule 7.1,
                                                               ------------
such other amounts shall be adjusted on the Closing Date (i) in accordance with Sections 8.1 and/or 8.2 hereof and (ii) to reflect the actual amounts indicated on the books and records of the Branch Office as of the Closing Date. The Buyer further acknowledges and agrees that the amount of premium for Transferred Deposits and Transferred Assets (the "Premium") shall be fixed at an amount equal to $5,529,540.

      7.2   Prorations.  Real estate taxes, special assessments, personal
            ----------
property taxes, utilities, utility deposits, and all other such sums with respect to the Transferred Assets shall be prorated as of the Closing Date.
To the extent that such sums are not known on the Closing Date, such proration shall be based upon the amount of such items for the prior year and, when such items are known, the Buyer shall pay to the Seller, or the Seller shall pay to the Buyer, as

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the case may be, such amounts as may be necessary to adjust the actual proration.

                                 ARTICLE VIII

                                  ADJUSTMENTS

      8.1   Adjustments.  It is understood that the Records of the Seller may
            -----------
not be complete as of the Closing Date due to lack of complete information concerning the Seller's operations through the Closing Date and that certain assets and liabilities of the type specified in Sections 2.1 and 3.1 may not have been included therein because they occurred on the Closing Date, were not posted on the Closing Date or are carried in the Seller's suspense accounts as of the Closing Date, and for other reasons. The Buyer and the Seller, as soon as practicable after the Closing Date, in accordance with the best information then available, shall prepare a revised pro forma statement reflecting any adjustments to such Records. Such pro forma statement shall take into account, among other things, assets and liabilities of the type specified in Sections 2.1 and 3.1 and transactions occurring through the Closing Date. In the event any omissions or errors are discovered in preparing the revised pro forma statement or in completing the transfers and assumptions contemplated hereby, the Parties agree to make any adjustments therefor in accordance with Sections 7.1 and 7.2 with all such adjustments to be made on or before the 30th day following the Closing Date.

      8.2   Unknown Claims and Assets.  If the Seller discovers:
            -------------------------

            (a) that any liability or claim exists against the Seller which is of the type that would have been included in the liabilities assumed under
Section 2.1 hereof, had the existence of such liability or claim or the facts giving rise to such claim been known as of the Closing Date; or

            (b) that any asset or claim exists in favor of the Seller which is of the type that would have been included in the assets transferred under
Section 3.1 hereof, had the existence of such asset or claim or the facts giving rise to such claim regarding such asset been known as of the Closing Date;

then the Seller may, in its discretion, require that such claim, asset or liability be transferred to or assumed by the Buyer, as the case may be, in a manner consistent with the intent of this Agreement. The Seller and the Buyer shall take any actions necessary to effect any such transfer of assets to or assumption of liabilities by the Buyer and an appropriate adjustment to the Payment Amount shall be made.

                                  ARTICLE IX

                                    RECORDS

      9.1   Assignment of Records to Buyer.  On the Closing Date, the Seller
            ------------------------------
shall assign, transfer, convey and deliver to the Buyer all of the Seller's right, title and interest in and to Records pertaining to the Transferred Deposits, including but not limited to all signature cards, orders, contracts between the Seller and its depositors and Records of similar character, deposit slips, cancelled checks and withdrawal orders representing charges to accounts of depositors. On the Closing Date, the Seller shall assign, transfer, convey and deliver to the Buyer all of the Seller's right, title and interest in and to Records pertaining to the Transferred Assets to the Buyer pursuant to this Agreement, including but not limited to, Records of securities, certificates and other items in safekeeping and title documents to personalty, instruments or Records of title pertaining to the Owned Branch Premises (including but not limited to, deeds, mortgages, abstracts and surveys), and signature cards, agreements and Records pertaining to the Transferred Loans.

      9.2   Preservation of Records.  From and after the Closing Date, the
            -----------------------
Buyer and the Seller each hereby agrees to preserve and maintain for their joint benefit all Records of which it has custody for the period prescribed by applicable law for the retention of such Records by the Seller.

      9.3   Access to Records; Copies.
            -------------------------

            (a) From and after the Closing Date, the Buyer and the Seller each hereby agrees, at reasonable times, intervals and locations without other qualification or limitation, to permit the other Party (1) access to all Records of which it has custody; (2) to use or inspect such Records; and (3) to make extracts from or request copies of any such Records; provided, however, that any such access shall be permitted after the Closing Date only for good cause, which shall include, but shall not be limited to, responding to the inquiry of any state and/or federal regulatory agency.

            (b) The Buyer hereby agrees that the Seller shall have the right to duplicate, from and after the Closing Date, in the Seller's discretion, and at the Seller's expense, any Record in the form of microfilm or microfiche pertaining to the Transferred Deposits and the Transferred Assets.

            (c) The Party requesting a copy of any Record pursuant to this Agreement shall bear the cost of duplication thereof. The cost of duplication of any Record in the form of microfilm or microfiche or computer records shall be determined based on accepted industry charges, to the extent applicable. A copy of each Record requested shall be provided as soon as practicable by the Party having custody thereof.

            (d) Seller hereby agrees to make available to Buyer and its employees, advisors, accountants, attorneys and agents such internal financial reports, information and accounting work papers as are reasonably necessary for Buyer's accountants to prepare audited financial statements with respect to the assets purchased and the liabilities assumed hereby, as required by Regulation S-X as promulgated by the Securities and Exchange Commission.

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                                   ARTICLE X

                            CONTINUING COOPERATION

      10.1  Additional Title Documents.  The Seller hereby agrees at any time,
            --------------------------
and from time to time from and after the Closing Date, upon the request of the Buyer on and after the date of transfer to the Buyer, to execute and deliver such further instruments and documents of conveyance as shall be reasonably necessary to vest in the Buyer the full legal or equitable title of the Seller in and to the Transferred Assets.

      10.2  Payment of Deposits by Seller.  In the event any depositor does
            -----------------------------
not accept the obligation of the Buyer to pay any Transferred Deposit liability of the Seller assumed by the Buyer pursuant to this Agreement and asserts a claim against the Seller for all or any portion of any such Transferred Deposit liability, the Buyer agrees on demand to provide to the Seller funds sufficient to pay such claim in an amount not in excess of the Transferred Deposit.

                                  ARTICLE XI

                             CONDITIONS PRECEDENT

      11.1  Conditions Precedent to the Obligations of the Parties.  The
            -------------------------------------------------------
respective obligations of each of the Parties under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the conditions precedent set forth in this Section 11.1.

            (a)  No Orders, Etc.  Consummation of the transactions
                 ---------------
contemplated hereby shall not violate any order or decree of any court or governmental body having competent jurisdiction or any applicable law or regulation.

            (b)  Buyer Regulatory Approvals.  (i) The Buyer shall have
                 --------------------------
received, and all required waiting periods shall have expired with respect to, any and all authorizations, consents, approvals, licenses, charters and exemptions by any governmental authority or regulatory or administrative body required for the execution, delivery and performance of the Agreement by the Buyer and the Seller and the consummation of the transactions contemplated hereby including, without limitation, approval from the Missouri Division of Finance and the Federal Deposit Insurance Corporation, (ii) no other action by or notice to or registration or filing with any such authority or body shall be required for the consummation of the transactions contemplated hereby or thereby, and (iii) no state or federal agency having jurisdiction over the Buyer or any affiliate thereof shall have objected thereto or imposed any onerous requirements on the Buyer in respect thereof.

            (c)  Consummation of Holding Company Acquisition.  Consummation of
                 -------------------------------------------
the acquisition by Mercantile Bancorporation Inc. ("MBI") of Roosevelt Financial Group, Inc. ("RFG") pursuant to that certain Agreement and Plan of Reorganization by and between MBI and RFG dated December 22, 1996 (the "MBI/RFG Agreement").

      11.2  Conditions Precedent to the Obligations of the Buyer.  The
            ----------------------------------------------------
obligations of the

Buyer under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the conditions precedent set forth in this Section 11.2, any one or more of which may be waived, in whole or in part, by the Buyer.

            (a)  Compliance.  The Seller shall have complied in all material
                 ----------
respects with each of its covenants and agreements contained herein which are required to be performed or complied with by the Seller on or prior to the Closing Date.

            (b)  Accuracy of Representations.  Each of the representations and
                 ---------------------------
warranties of the Seller contained in Article XIII hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date.

            (c)  Change in Condition of Transferred Assets.  There shall have
                 -----------------------------------------
been no material adverse changes to the physical condition of the Owned Branch Premises, Fixtures, Furniture and Equipment.

      11.3  Conditions Precedent to the Obligations of the Seller.  The
            -----------------------------------------------------
obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the conditions precedent set forth in this Section 11.3, any one or more of which may be waived, in whole or in part, by the Seller.

            (a)  Compliance.  The Buyer shall have complied in all material
                 ----------
respects with each of its covenants and agreements contained herein which are required to be performed or complied with by it on or prior to the Closing Date.

            (b)  Accuracy of Representations.  Each of the representations and
                 ---------------------------
warranties of the Buyer contained in Article XII hereof, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date.

                                  ARTICLE XII

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

      The Buyer represents and warrants to, and covenants and agrees with, the Seller the following as of the date of this Agreement, the Closing Date and during the period of time between the date of this Agreement and the Closing
Date:

      12.1  Existence, Etc.  The Buyer represents and warrants that it (a) is
            ---------------
duly organized, validly existing and in good standing under the laws of the State of Missouri and (b) has full power and authority (1) to own and operate its properties and conduct its business as presently conducted by it, and (2) to execute and deliver this Agreement and perform its obligations hereunder.

      12.2  Authorization.  The Buyer represents and warrants that the
            -------------
execution and delivery of this Agreement and performance by the Buyer of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been or will be duly authorized by all necessary corporate action on the part of the Buyer. The Buyer represents and warrants that this Agreement has been duly executed and delivered and, upon receipt of the regulatory approvals or waivers contemplated by this Agreement, will constitute a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

      12.3  No Conflict.  The Buyer represents and warrants that except as
            -----------
previously disclosed to the Seller in writing, the execution, delivery and performance of this Agreement by the Buyer, and the consummation of the transactions contemplated hereby, will not:

            (a) violate or conflict with any provision of the charter or bylaws of the Buyer or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Buyer or by which the Buyer is bound, the violation of which is likely to have a material adverse effect on the operations or financial condition of the Buyer taken as a whole, or

            (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Buyer is a party or by which the Buyer or any material portion of its respective properties is bound, which breach or default is likely to have a material adverse effect on the operations or financial condition of the Buyer taken as a whole.

      12.4  Regulatory Approvals.  The Buyer represents and warrants that no
            --------------------
authorization, consent, approval, license, exemption or other action by or notice to or registration or filing with any governmental authority or administrative or regulatory body is required for either the execution, delivery or performance of this Agreement by the Buyer, or the consummation of the transactions contemplated hereby, except such as shall have been made or obtained prior to the Closing Date.

      12.5  Absence of Litigation.  The Buyer represents and warrants that
            ---------------------
except as previously disclosed to the Seller in writing, there are no pending or threatened actions, suits or proceedings before any court, governmental agency, arbitrator or instrumentality affecting the Buyer which purport to affect the legality, validity or enforceability of this Agreement.

      12.6  Review of Seller Information.  The Buyer represents and warrants
            ----------------------------
that it, its counsel and its other representatives have been provided full access to all Records and other information reasonably requested by it in respect of the Transferred Deposits and Transferred Assets and that no situation, event, circumstance or other matter came to its attention during the review that it conducted in respect of such Records and other information which it believes to be inconsistent in any material and adverse respect with any of the representations of the Seller hereunder or to be of such significance as to materially and adversely affect the financial condition, business and/or prospects of the Branch Office.

      12.7  Other Information and Instruments.  The Buyer covenants and agrees
            ---------------------------------
that the Buyer will promptly provide to the Seller such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Seller may from time to time reasonably request in writing.

      12.8  Satisfaction of Conditions.  The Buyer covenants and agrees that
            --------------------------
the Buyer will use its best efforts to cause the conditions set forth in
Article XI, over which it has control, to be satisfied as soon as practicable after the date hereof and in any event no later than the Closing Date.
Without limiting the generality of the foregoing, and to the extent it has not previously done so, the Buyer covenants and agrees that Buyer will promptly prepare, file, and pay all fees related to all applications and other notices required in connection with, and will use its best efforts to obtain promptly, all authorizations, consents, approvals, licenses, charters, exemptions or other action by any governmental authority or administrative agency required to be obtained by the Buyer in connection with the performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby.

                                 ARTICLE XIII

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

      The Seller represents and warrants to, and covenants and agrees with, the Buyer the following as of the date of this Agreement, the Closing Date and during the period of time between the date of this Agreement and the Closing
Date:

      13.1  Existence, Etc.  The Seller represents and warrants that it (a) is
            ---------------
duly organized, validly existing and in good standing under the laws of the State of Missouri and (b) has full power and authority (1) to own and operate its properties and conduct its business as presently conducted by it, and (2) to execute and deliver this Agreement and perform its obligations hereunder.

      13.2  Authorization.  The Seller represents and warrants that the
            -------------
execution and delivery of this Agreement and performance by the Seller of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been or will be duly authorized by all necessary corporate action on the part of the Seller. The Seller represents and warrants that this Agreement has been duly executed and delivered and, upon receipt of the regulatory approvals or waivers contemplated by this Agreement, will constitute a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

      13.3  No Conflict.  The Seller represents and warrants that except as
            -----------
previously disclosed to the Seller in writing, the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, will not:

            (a) violate or conflict with any provision of the charter or bylaws of the Seller or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Seller or by which the Seller is bound, the violation of which is likely to have a material adverse effect on the operations or financial condition of the Seller taken as a whole; or

            (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Seller is a party or by which the Seller or any material portion of its respective properties is bound, which breach or default is likely to have a material adverse effect on the operations or financial condition of the Seller taken as a whole.

      13.4  Regulatory Approvals.  The Seller represents and warrants that no
            --------------------
authorization, consent, approval, license, exemption or other action by or notice to or registration or filing with any governmental authority or administrative or regulatory body is required for either the execution, delivery or performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby, except such as shall have been made or obtained prior to the Closing Date.

      13.5  Absence of Litigation.  The Seller represents and warrants that
            ---------------------
there are no pending or threatened actions, suits or proceedings before any court, governmental agency, arbitrator or instrumentality affecting the Seller which purport to affect the legality, validity or enforceability of this Agreement.

      13.6  Satisfaction of Conditions.  The Seller covenants and agrees that
            --------------------------
the Seller will use its best efforts to cause the conditions set forth in
Article XI, over which it has control, to be satisfied as soon as practicable after the date hereof and in any event no later than the Closing Date.
Without limiting the generality of the foregoing, and to the extent it has not previously done so, the Seller will promptly prepare and file all applications and other notices required in connection with, and will use its best efforts to obtain promptly, all authorizations, consents, approvals, licenses, charters, exemptions or other action by any governmental authority or administrative agency required to be obtained by the Seller in connection with the performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby.

      13.7  Operation of Branch Office.  The Seller covenants and agrees that
            --------------------------
from the date hereof through and including the Closing Date, the Seller will use its best efforts to cause the Branch Office to be operated in a manner consistent with the Branch Office's present business practices.

      13.8  Solicitation by Seller.  The Seller covenants and agrees that
            ----------------------
commencing on the date hereof and for a period of twelve (12) months after the Closing Date, the Seller shall not directly solicit any customer of the Branch Office whose deposits and/or loans are transferred to the Buyer pursuant hereto with respect to any of such deposits and/or loans. The Parties hereto acknowledge that the foregoing shall not in any way limit the Seller from (i) directly soliciting such customers with respect to any deposits and/or loans that are transferred to the Buyer pursuant hereto after the expiration of the aforementioned period; (ii) indirectly soliciting such customers, through media, mail, or otherwise, with respect to any deposits and/or loans that are transferred to the Buyer pursuant hereto; provided, however, that any solicitation conducted pursuant to this subsection 13.8(ii) is not directed solely at such customers; or (iii) directly or indirectly soliciting such customers with respect to any deposits and/or loans that are not specifically transferred to the Buyer pursuant hereto (it being understood that renewals of existing loans are considered to have been transferred to the Buyer); provided, however, that any solicitation conducted pursuant to this subsection 13.8(iii) is not conducted as part of an effort directed primarily at the customers of the Branch Office.

                                  ARTICLE XIV

                                    CLOSING

      14.1  Closing.  Unless this Agreement shall have been terminated or
            -------
abandoned pursuant to the provision of Section 15.1 hereof, the Closing shall be held at the Seller's offices, or such place as the Buyer and the Seller shall mutually designate.

      14.2  Deliveries at the Closing.
            -------------------------

            (a) At the Closing, the Seller shall transfer and assign to the Buyer all of the assets, duties, responsibilities and obligations as referred to herein, and the other agreements to be executed and delivered hereunder shall be duly and validly executed and delivered by the Seller and the Buyer. At the Closing, the Seller also shall deliver to the Buyer, in cash by wire transfer of immediately available funds at the Buyer's direction, an amount equal to the Payment Amount referenced in Section 7.1 hereof and calculated in accordance with Schedule 7.1 attached hereto.
                ------------

            (b) At the Closing, or within a reasonable time thereafter, the Seller shall deliver to the Buyer, in a form reasonably satisfactory to counsel for the Seller and the Buyer:

                  (1)  a warranty deed for the Owned Branch Premises;

                  (2) a policy of owner's title insurance for the Owned Branch Premises or an abstract of title in respect of the Owned Branch Premises;

                  (3) a bill of sale with respect to the Fixtures, Furniture and Equipment;

                  (4) such other assignments or other conveyances as may be appropriate or necessary to effect the transfer to the Buyer of the assets, duties, responsibilities and obligations as referred to herein; and

                  (5) a list of those items which are directly attributable to the Branch Office and are uncollected as of the Closing Date.

            (c) From time to time after the Closing Date, at the Buyer's reasonable written request and without further consideration from the Buyer, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require to convey, transfer to and vest in the Buyer and to put the Buyer in possession of any of the assets, duties, responsibilities and obligations referred to herein.

                                  ARTICLE XV

                                 MISCELLANEOUS

      15.1  Termination.  This Agreement shall terminate:
            -----------

            (a) upon written notice from the Seller to the Buyer in the event that on the Closing Date the conditions set forth in Section 11.3 have not been satisfied or waived by the Seller (in which event all rights of one Party against the other Party for breach of this Agreement due to nonperformance shall be preserved);

            (b) upon written notice from the Buyer to the Seller in the event that on the Closing Date the conditions set forth in Section 11.2 have not been satisfied or waived by the Buyer (in which event all rights of one Party against the other Party for breach of this Agreement due to nonperformance shall be preserved);

            (c) upon written agreement by both Parties (in which event neither Party shall be liable to the other Party); or

            (d) on the 180th day following the date of consummation of the acquisition by MBI of RFG pursuant to the MBI/RFG Agreement, if the transactions contemplated by this Agreement shall not have been consummated before such date (in which event neither Party shall be liable to the other Party), unless otherwise agreed to by the Parties.

      15.2  Entire Agreement.  This Agreement embodies the entire agreement of
            ----------------
the Parties in relation to the subject matter herein and supersedes all prior understandings or agreements, oral or written, between the Parties hereto.

      15.3  Headings.  The headings and subheadings of the Articles and
            --------
Sections contained in this Agreement, except the terms identified for definition in Article I and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      15.4  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by a duly authorized representative of a Party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      15.5  Governing Law.  This Agreement and the rights and obligations
            -------------
hereunder shall be governed by and construed in accordance with laws of the State of Missouri.

      15.6  Successors; No Third Party Beneficiaries.  All terms and
            ----------------------------------------
conditions of this Agreement shall be binding upon, and all benefits hereunder shall inure to, the respective successors and assigns of the Seller and the Buyer. It is understood and agreed to by the Parties that the Buyer may assign all of its rights and liabilities hereunder to any of its direct or indirect subsidiaries.

      15.7  Modification; Amendment.  No amendment or other modification,
            -----------------------
rescission, release or annulment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the Parties hereto.

      15.8  Notice.  Any notice, request, demand, consent, approval or other
            ------
communication to any Party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee:

Seller:                                Buyer:
-------                                ------

Roosevelt Bank                         Allegiant Bancorp, Inc.
900 Parkway                            7801 Forsyth Boulevard
Chesterfield, Missouri  63017          St. Louis, Missouri  63105
Attention:  Gary W. Douglass,          Attention:  Kay Love
      Chief Financial Officer                Assistant Secretary


With a Copy to:                        With a Copy to:
---------------                        ---------------

Roosevelt Bank                         Thompson Coburn
900 Parkway                            One Mercantile Center
Chesterfield, Missouri  63017          Suite 3400
Attention:  Mark A. Ellebrecht,        St. Louis, Missouri  63101
      General Counsel                  Attention:  Jan R. Alonzo, Esq.


With a Copy to:
---------------

William A. Hayter
Senior Vice President
Mercantile Bancorporation Inc.
P.O. Box 524, Tram 19-6
St. Louis, Missouri  63166-0524
Telephone:  (314) 425-8209
Facsimile:  (314) 425-2752


With a Copy to:
---------------

Janet M. Varley
Senior Attorney
Mercantile Bancorporation Inc.
P.O. Box 524, Tram 10-7
St. Louis, Missouri  63166-0524
Telephone:  (314) 425-8187
Facsimile:  (314) 425-1386

      15.9  Waiver.  The Seller and the Buyer may waive their respective
            ------
rights, powers or privileges under this Agreement; provided, that, such
                                                   --------  ----
waiver shall be in writing; and further provided, that, no failure or delay on
                                ----------------  ----
the part of the Seller or the Buyer to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Seller or the Buyer under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

      15.10 Costs, Fees and Expenses.  Each Party hereto agrees to pay all
            ------------------------
costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel.

      15.11 Severability.  If any provision of this Agreement is invalid or
            ------------
unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

      15.12 Determination of Assets and Liabilities Attributable to Seller.
            --------------------------------------------------------------
The Seller shall have in its sole and absolute discretion, the right to determine which assets and which liabilities are directly attributable to, are associated with, are located at, or pertain to the Branch Office.

      15.13 Non-Survival.  Any and all representations, warranties, covenants
            ------------
and agreements contained herein or in any other document or instrument delivered by the Buyer or the Seller pursuant to or in connection with this Agreement shall expire on the Closing Date or upon earlier termination of this Agreement in accordance with its terms, or, in the case of any other such documents or instruments, in accordance with their respective terms.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.


                          SELLER:

                          ROOSEVELT BANK




                          By: /s/ Gary W. Douglass
                              ----------------------------------
                              Name:    Gary W. Douglass
                              Title:   Chief Financial Officer


                          BUYER:

                          ALLEGIANT BANCORP, INC.




                          By: /s/ Shaun R. Hayes
                              ----------------------------------
                              Name:    Shaun R. Hayes
                              Title:   President



196N97.JMV/TRH